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EXHIBIT 10.6

                   ADDENDUM NO. 7 OF CONTRACT NO. 78-AM-L1102

                             DATE: DECEMBER 21, 1998

         WHEREAS, the Seller and the Buyer (the "Parties") have been unable to agree on the current market price for purposes of determining the Base Price for the Year 1998, as contemplated by Sections 5.1 and 5.4 of the Contract, and

         WHEREAS, in lieu of referring the price issue to arbitration in accordance with Section 5.1 of the Contract, the Parties have agreed to adopt the 1997 Base Price as the 1998 Base Price without regard to the current market price and to reduce by 180,000 Metric Tons the minimum quantity that the Buyer is required to purchase at that price,

         NOW, THEREFORE, the Parties agree as follows:

         1. The Base Price for the year 1998 shall be USD38.05 per Metric Ton FOBT, and the minimum quantity for the Year 1998 shall be 810,000 Metric Tons, instead of the 990,000 Metric Tons otherwise provided in Sections 3.1 and 3.2.

         2. Any delivery tonnage over 810,000 Metric Tons scheduled to be lifted before the end of 1998 is deemed as pre-lifted quantity of 1999 and will be lifted at the 1999 provisional Base Price subject to retroactive adjustment.

         3. All other terms and conditions of the Contract and Addenda Nos. 1 through 6 remain unaltered.

         IN WITNESS WHEREOF, the Parties have executed this ADDENDUM on the date indicated by their duly authorized representatives.

SELLER:                                     BUYER:

PEN COAL CORPORATION                        TAIWAN POWER COMPANY

By:    /s/ William E. Beckner               By:    /s/ Gan-Charng Lee
       -------------------------------             -----------------------------
Name:  William E. Beckner                   Name:  Gan-Charng Lee
Title: President                            Title: Vice President